EXHIBIT 10.2

Helport AI Limited

9 Temasek Boulevard #07-00, Suntec Tower Two,

Singapore 038989

Attn.: Cong Shi, Director

July [__], 2024

Ladies and Gentlemen:

Reference is made to the letter agreement, dated October 13, 2021, by and among Tristar Acquisition I Corp., a Cayman Islands exempted company (the “Company”), Tristar Holdings I LLC, a Delaware limited liability company (the “Prior Sponsor”), and the former directors, officers of the Company named therein, as amended on July 18, 2023 and November 12, 2023, and as joined by Navy Sail International Limited and its designees on July 18, 2023 (as amended and as may be further amended, the “Letter Agreement”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Letter Agreement.

Reference is further made to those certain Investment Agreements dated August 10, 2021, August 13, 2021, August 17, 2021, August 18, 2021, August 19, 2021, and August 23, 2021, between certain investors (the “Anchor Investors”), the Prior Sponsor, and the Company, pursuant to which the Anchor Investors acquired certain Founder Shares in connection with their purchase of shares in the Company’s initial public offering, and that certain Share Purchase and Transfer Agreement, dated July 14, 2023, pursuant to which one Anchor Investor transferred an aggregate of 333,333 Class B ordinary shares (collectively, the “Anchor Subscription Agreements”),

Reference is further made to that certain Business Combination Agreement, dated as of November 12, 2023 (as amended on December 18, 2023, and as may be further amended, the “Business Combination Agreement”, and all of the transactions contemplated thereunder, the “Business Combination”), by and among the Company, Helport AI Limited (“Pubco”), Helport Limited, a British Virgin Islands business company (“Target”), Merger I Limited, a British Virgin Islands business company (“First Merger Sub”), and Merger II Limited, an exempted company incorporated with limited liability in the Cayman Islands and a wholly-owned subsidiary of Pubco (“Second Merger Sub”), among other parties.

As you are aware, pursuant to Section 5(a) of the Letter Agreement, all signatories of the Letter Agreement (collectively, the “Initial Shareholders”) agreed not to Transfer any Founder Shares held by them (the “Founder Shares Lockup”) until the earliest of (A) one year after the completion of an initial business combination and (B) following the completion of an initial business combination, the date on which the Company completes a liquidation, merger, share exchange or other similar transaction that results in all of the Company’s shareholders having the right to exchange their Ordinary Shares for cash, securities or other property. Notwithstanding the foregoing, if, subsequent to a business combination, the closing price of the Ordinary Shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share capitalizations, share consolidations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period commencing at least 150 days after the Company’s initial business combination, the Founder Shares shall be released from the Founder Shares Lock-up.

1

Additionally, pursuant to Section 5(a) of the respective Anchor Subscription Agreements, the Anchor Investors agreed not to effectuate any Transfer of Founder Shares (subject to certain exceptions) until (i) one year after the date the Company consummates a business combination and (ii) the earlier to occur of, subsequent to a business combination, (A) the first date on which the last reported sale price of the Class A Shares (as such term is defined in the Anchor Subscription Agreements) equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 120 days after the consummation of a business combination and (B) the date on which the Company consummates a subsequent liquidation, merger, share exchange or other similar transaction which results in all of the Company’s shareholders having the right to exchange their Class A Shares for cash, securities or other property. As used herein, the term “Lockup Parties” refers to all Initial Shareholders, Anchor Investors and their respective permitted transferees, collectively.

In connection with and in furtherance of the Business Combination, the Lock-up Parties hereby request that each of the undersigned waive compliance by the applicable Lock-up Parties with Section 5(a) of the Letter Agreement and Section 5(a) of the respective Anchor Subscription Agreement (the “Lockup Provisions”), as applicable, as follows:

•

Immediately upon the consummation of the Business Combination, the Lockup Parties shall be released from their respective obligations in the Lockup Provisions with respect to an aggregate of 1,220,450 Founder Shares, as indicated in the names and amounts set forth on Annex I hereto.

By signing the counterpart to this letter, each of the undersigned, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, hereby waives the compliance by the Lock-up Parties with Section 5(a) of the Letter Agreement and Section 5(a) of the respective Anchor Subscription Agreement, as applicable. Except as specifically waived herein, the parties to the Letter Agreement and Anchor Agreements retain all rights, and each Lock-up Party retains all obligations, as set forth in the Letter Agreement and the respective Anchor Subscription Agreements.

[Signature page follows]

2

If you are in agreement with the foregoing, kindly indicate such agreement by signing the counterpart to this letter and returning the signed copy thereof to the Company at the address first written above or by e-mail at [ ].

Sincerely,

NAVY SAIL INTERNATIONAL LIMITED

Name:
Title:

[ADD OTHER SHAREHOLDERS]

[Additional signatures follow]

[Signature Page to Lockup Waiver Letter]

3

ACKNOWLEDGED AND AGREED TO THIS ____ DAY OF [ ] 2024:

TRISTAR ACQUISITION I CORP.

Name:
Title:

HELPORT AI LIMITED

Name:
Title:

[Signature Page to Lockup Waiver Letter]

4

Annex I

Name	Address	Total Founder Shares Held	Founder Shares Released from Lockup	Founder Shares Retaining Lockup

	Total	5,750,000	1,220,450	4,529,550

5